Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated April 29, 2010, except for Notes 4 and 5, as to which the date is June 30, 2010, relating to the balance sheet of Ridgebury Tankers Ltd as of April 27, 2010, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP New York, New York
June 30, 2010